Exhibit 99.1

CPI Card Group Inc. Reports First Quarter 2023 Results

Date: May 9, 2023

Net Sales Increased 8% to $121 Million; Net Income Increased 81% to $11 Million; Adjusted EBITDA Increased 11% to $25 Million

Strong Sales of Contactless Cards Drive First Quarter Growth

Company Affirms 2023 Outlook of Mid-Single Digit Net Sales Growth and Mid-to-High Single Digit Adjusted EBITDA Growth

Company Announces Appointment of Jeffrey A. Hochstadt as Chief Financial Officer

Littleton, CO. May 9, 2023 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit, and prepaid solutions, today reported financial results for the first quarter ended March 31, 2023 and affirmed its financial outlook for 2023.

First quarter net sales increased 8% to $120.9 million, led by strong sales of contactless cards. Net income increased 81% to $10.9 million and Adjusted EBITDA increased 11% to $25.1 million, driven by sales growth and operating leverage.

The Company affirmed its full-year outlook for 2023, which projects mid-single digit net sales growth, mid-to-high single digit Adjusted EBITDA growth, Free Cash Flow to more than double and year-end Net Leverage Ratio improvement to between 2.5x and 3.0x. The Company does not expect second quarter results to be as strong as the first quarter due to softening demand in the Debit and Credit segment, which it believes is related to the recent turmoil in the banking industry. Given increased banking industry and economic uncertainty, the Company has implemented new initiatives to help mitigate potential ongoing impacts.

“We are pleased with the first quarter performance, as we delivered growth across our Debit and Credit portfolio of end-to-end solutions,” said Scott Scheirman, President and Chief Executive Officer. “We are confident in the long-term growth of our market and believe our ongoing focus on providing innovative products, end-to-end solutions, and market-leading quality and customer service will continue to position us to gain share.”

Based on figures released by the networks, Visa and Mastercard® U.S. debit and credit cards in circulation increased at a compound annual growth rate of 11% for the three-year period ending December 31, 2023.

CPI is a top payment solutions provider in the U.S. serving thousands of banks, credit unions and fintechs. The Company is a leader in the U.S. markets for eco-focused payment cards, personalization and Software-as-a-Service-based instant issuance solutions for small and medium U.S. financial institutions and retail prepaid debit card solutions, and maintains longstanding customer relationships.

2023 Business Highlights

●	Generated net sales growth from customer demand for higher-priced contactless cards, as the U.S. payment card market continues its gradual transition to contactless solutions.
●	Continued to be a leading provider of eco-focused payment card solutions in the U.S. market. The Company has sold more than 95 million eco-focused cards since launch in late 2019.
●	Continued to be a leading provider of Software-as-a-Service-based instant issuance solutions in the U.S., with more than 14,000 Card@Once® installations across more than 2,000 financial institutions.
●	Reduced the outstanding balance on the Company’s 8.625% Senior Secured Notes by $8 million in the first quarter through open market repurchases. The Company’s Net Leverage Ratio was 2.9x at March 31, 2023.

First Quarter 2023 Financial Highlights

Net sales increased 8% year-over-year to $120.9 million in the first quarter of 2023.

●	Debit and Credit segment net sales increased 11% to $102.0 million. Growth was led by strong sales of higher-priced contactless cards and also benefited from increases in personalization services and Card@Once® instant issuance solutions.
●	Prepaid Debit segment net sales decreased 2% to $19.1 million.

First quarter gross profit increased 10% to $43.1 million and gross profit margin was 35.7%, which compared to 35.3% in the prior year first quarter. The year-over-year increase in gross profit margin was primarily due to operating leverage from higher net sales, including benefits from price increases, partially offset by inflationary impacts on materials costs and conversion expenses associated with a production staffing model change in the Prepaid business.

First quarter income from operations increased 15% to $20.6 million; net income increased 81% to $10.9 million, or $0.91 diluted earnings per share; and Adjusted EBITDA increased 11% to $25.1 million. Profitability growth was driven by higher net sales and the resulting operating leverage, while net income growth also benefited from a lower effective tax rate and lower interest expense.

Balance Sheet, Liquidity, and Cash Flow

The Company generated $8.0 million of cash flow from operating activities and $3.9 million of Free Cash Flow in the first quarter of 2023, which compared to a usage of cash flow from operating activities of $16.0 million and a Free Cash Flow usage of $19.1 million in the prior year first quarter. The strong improvement in cash generation compared to the prior year quarter was driven by increases in net income and substantial working capital improvement.

As of March 31, 2023, cash and cash equivalents was $14.2 million. There were $277 million of 8.625% Senior Secured Notes due 2026 and $13 million of borrowings from the ABL revolving credit facility outstanding at quarter-end. The Company retired $8 million of notes during the quarter, utilizing cash balances and revolving credit facility proceeds.

The Company’s capital structure and allocation priorities are to maintain ample liquidity; invest in the business, including strategic acquisitions; deleverage the balance sheet; and potentially return funds to stockholders.

“The first quarter results demonstrate continued progress for CPI, including strong cash flow improvement from our focus on working capital management,” said Amintore Schenkel, Chief Financial Officer of CPI. “We plan to manage expenses tightly and further strengthen our financial position over the course of the year, and continue to expect to more than double Free Cash Flow in 2023.”

CFO Appointment

The Company announced today that Jeffrey A. Hochstadt has been appointed Chief Financial Officer, effective May 15. Hochstadt has most recently served as Founder of Jazmin LLC, providing strategic and financial consulting services to public and private companies, and as a Senior Advisor to Simon-Kucher and Partners. From 2006 through 2021 he served in various roles at Western Union, including Chief Strategy Officer and Senior Vice President, Head of Global Financial Planning and Analysis. Hochstadt’s prior experience also includes stints with First Data, Morgan Stanley Capital International, IBM, A.G. Edwards and Sons, and Price Waterhouse. He holds a Masters of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Science in Business Administration from the John M. Olin School of Business at Washington University in St. Louis.

Hochstadt will replace Amintore Schenkel, who previously announced his intention to leave the role in 2023 due to family-related personal reasons. Schenkel will remain with the Company through the end of the second quarter, and will continue as an advisor for an additional period.

“We are excited to have Jeff join the CPI team,” said Scott Scheirman, President and Chief Executive Officer of CPI. “Jeff is a proven strategic leader who brings a vast background of diverse business and financial experience.”

Scheirman added, “I would also like to again thank Amintore for his numerous contributions to improving our profitability and financial position, as well as his leadership in navigating the Company to successful SOX compliance and developing a strong finance organization.”

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on May 9, 2023 at 9:00 a.m. Eastern Time (ET) to review its first quarter results. To participate in the Company's conference call via telephone or online:

U.S. dial-in number (toll-free): 888-330-3573

International: 646-960-0677

Conference ID: 8062733

Webcast Link: CPI Q1 Webcast or at https://investor.cpicardgroup.com

Participants are advised to login for the webcast 10 minutes prior to the scheduled start time.

A replay of the conference call will be available until May 23, 2023 at:

U.S. dial-in number (toll free): 800-770-2030

International: 647-362-9199

Conference ID: 8062733

A webcast replay of the conference call will also be available on CPI Card Group Inc.’s Investor Relations web site: https://investor.cpicardgroup.com

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, LTM Adjusted EBITDA and Net Leverage Ratio. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA (which represents earnings before interest, taxes, depreciation and amortization) adjusted for litigation; stock-based compensation expense; estimated sales tax expense, restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation in Exhibit E. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses represent the reduction of cash that could be used for other purposes. Adjusted

EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. LTM Adjusted EBITDA is used in the computation of Net Leverage Ratio, and is reconciled in Exhibit E.

Free Cash Flow

We define Free Cash Flow as cash flow provided by (used in) operating activities less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. Free Cash Flow should not be considered in isolation, or as a substitute for, cash (used in) provided by operating activities or any other measures of liquidity derived in accordance with GAAP.

Financial Expectations for 2023

We have provided Adjusted EBITDA expectations for 2023 on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled or cannot be reliably predicted because they are not part of the Company’s routine activities, any of which could be significant.

Net Leverage Ratio

Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash, divided by LTM Adjusted EBITDA, or “Net Leverage Ratio”, as a measure of our financial strength when making key investment decisions and evaluating us against peers.

About CPI Card Group Inc.

CPI Card Group is a payment technology company providing a comprehensive range of credit, debit, and prepaid card solutions, complementary digital solutions, and Software-as-a-Service (SaaS) instant issuance. With a focus on building personal relationships and earning trust, we help our customers navigate the constantly evolving world of payments, while delivering innovative solutions that spark connections and support their brands. We serve clients across industry, size, and scale through our team of experienced, dedicated employees and our network of high-security production and card services facilities—located in the United States. CPI is committed to exceeding our customers’ expectations, transforming our industry, and enhancing the way people pay every day. Learn more at www.CPIcardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “attempt,” “target,” “objective,” “guides,” “seek,” “focus,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-

looking statements, including statements about our strategic initiatives and market opportunities, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated.

These risks and uncertainties include, but are not limited to: adverse conditions in the banking system and financial markets, including the failure of banks and financial institutions; a deterioration in general economic conditions, including rising inflation and resulting in reduced consumer confidence and business spending, and a decline in consumer credit worthiness impacting demand for our products; a disruption or other failure in our supply chain, including as a result of the Russia-Ukraine conflict and with respect to single source suppliers, or the failure or inability of suppliers to comply with our code of conduct or contractual requirements, or political unrest in countries in which our suppliers operate, resulting in increased costs and inability to pass those costs on to our customers and extended production lead times and difficulty meeting customers’ delivery expectations; our failure to retain our existing customers or identify and attract new customers; the unpredictability of our operating results, including an inability to anticipate changes in customer inventory management practices and its impact on our business; our status as an accelerated filer and complying with Section 404 of the Sarbanes-Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financial reporting; our inability to recruit, retain and develop qualified personnel, including key personnel; the potential effects of COVID-19 and responses thereto on our business, including our supply chain, customer demand, workforce, operations; system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate computing infrastructure on which we rely; our inability to develop, introduce and commercialize new products; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; disruptions in production at one or more of our facilities; defects in our software; environmental, social and governance preferences and demands of various stakeholders and our ability to conform to such preferences and demands and to comply with any related regulatory requirements; the effects of climate change, negative perceptions of our products due to the impact of our products and production processes on the environment and other ESG-related risks; disruptions in production due to weather conditions, climate change, political instability or social unrest; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought against us and risks related to open source software; our limited ability to raise capital; problems in production quality, materials and process; costs and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state businesses or unclaimed property, as well as potential new U.S. tax legislation increasing the corporate income tax rate and challenges to our income tax positions; our inability to successfully execute on our divestitures or acquisitions; our inability to realize the full value of our long-lived assets; costs relating to product defects and any related product liability and/or warranty claims; our inability to renew licenses with key technology licensors; the highly competitive, saturated and consolidated nature of our marketplace; the effects of restrictions, delays or interruptions in our ability to source raw materials and components used in our products from foreign countries; the effects on the global economy of the ongoing military action by Russia in Ukraine; costs and potential liabilities associated with compliance or failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and security; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; quarterly variation in our operating results; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; our failure to comply with environmental, health and safety laws and regulations that apply to our products and the raw materials we use in our production processes; risks associated with the majority stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; the influence of securities analysts over the trading market for and price of our common stock; failure to meet the continued listing standards of the Nasdaq Global Market; the impact of stockholder activism or securities litigation on the trading price and volatility of our common stock; certain provisions of our organizational documents and other contractual provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; our ability to comply with a wide variety of complex laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 8, 2023, in Part II, Item 1A – Risk Factors in our Quarterly Report on Form 10-Q and our other reports filed from time to time with the SEC.

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited for the three months ended March 31, 2023 and 2022

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of March 31, 2023 and December 31, 2022

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2023 and 2022

Exhibit D	Segment Summary Information – Unaudited for the three months ended March 31, 2023 and 2022

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2023 and 2022

		EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales:
Products	$75,790	$68,316
Services	45,062	43,108
Total net sales	120,852	111,424
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	45,980	43,094
Services (exclusive of depreciation and amortization shown below)	29,404	26,857
Depreciation and amortization	2,374	2,195
Total cost of sales	77,758	72,146
Gross profit	43,094	39,278
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	21,066	19,882
Depreciation and amortization	1,430	1,415
Total operating expenses	22,496	21,297
Income from operations	20,598	17,981
Other expense, net:
Interest, net	(6,781)	(7,865)
Other expense, net	(114)	(396)
Total other expense, net	(6,895)	(8,261)
Income before income taxes	13,703	9,720
Income tax expense	(2,830)	(3,718)
Net income	$10,873	$6,002

Basic and diluted earnings per share:
Basic earnings per share	$0.95	$0.53
Diluted earnings per share	$0.91	$0.51

Basic weighted-average shares outstanding	11,394,919	11,255,466
Diluted weighted-average shares outstanding	11,901,581	11,717,849

Comprehensive income:
Net income	$10,873	$6,002
Total comprehensive income	$10,873	$6,002

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$14,157	$11,037
Accounts receivable, net	76,231	80,583
Inventories, net	69,715	68,399
Prepaid expenses and other current assets	8,229	7,551
Total current assets	168,332	167,570
Plant, equipment, leasehold improvements and operating lease right-of-use assets, net	60,215	57,178
Intangible assets, net	17,021	17,988
Goodwill	47,150	47,150
Other assets	5,490	6,780
Total assets	$298,208	$296,666
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$25,915	$24,371
Accrued expenses	29,430	40,070
Deferred revenue and customer deposits	2,115	3,571
Total current liabilities	57,460	68,012
Long-term debt	285,984	285,522
Deferred income taxes	6,537	6,808
Other long-term liabilities	18,959	18,401
Total liabilities	368,940	378,743
Commitments and contingencies
Series A Preferred Stock; $0.001 par value—100,000 shares authorized; 0 shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,424,628 and 11,390,355 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	11	11
Capital deficiency	(107,907)	(108,379)
Accumulated earnings	37,164	26,291
Total stockholders’ deficit	(70,732)	(82,077)
Total liabilities and stockholders’ deficit	$298,208	$296,666

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net income	$10,873	$6,002
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	2,837	2,643
Amortization expense	967	967
Stock-based compensation expense	541	961
Amortization of debt issuance costs and debt discount	473	486
Loss on debt extinguishment	119	395
Deferred income taxes	(271)	642
Other, net	12	768
Changes in operating assets and liabilities:
Accounts receivable	4,335	(10,300)
Inventories	(1,464)	(12,579)
Prepaid expenses and other assets	310	(2,057)
Income taxes, net	550	932
Accounts payable	1,533	4,173
Accrued expenses and other liabilities	(11,358)	(8,310)
Deferred revenue and customer deposits	(1,456)	(684)
Cash provided by (used in) operating activities	8,001	(15,961)
Investing activities
Capital expenditures for plant, equipment and leasehold improvements	(4,145)	(3,154)
Other	50	5
Cash used in investing activities	(4,095)	(3,149)
Financing activities
Principal payments on Senior Notes	(7,903)	(20,000)
Proceeds from ABL Revolver	8,000	30,000
Payments on debt extinguishment and other	(69)	(862)
Proceeds from finance lease financing	—	2,074
Payments on finance lease obligations	(820)	(649)
Cash (used in) provided by financing activities	(792)	10,563
Effect of exchange rates on cash	6	—
Net increase (decrease) in cash and cash equivalents	3,120	(8,547)
Cash and cash equivalents, beginning of period	11,037	20,683
Cash and cash equivalents, end of period	$14,157	$12,136
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$12,608	$13,553
Income taxes paid	$28	$94
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$168	$816
Financing leases	$2,169	$3,541
Accounts payable and accrued expenses for capital expenditures for plant, equipment and leasehold improvements	$422	$2,293

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months Ended March 31, 2023 and 2022
(dollars in thousands)
(Unaudited)

Net Sales
	Three Months Ended March 31,
	2023	2022	$ Change	% Change
Net sales by segment:
Debit and Credit	$101,985	$92,015	$9,970	10.8%
Prepaid Debit	19,130	19,461	(331)	(1.7)%
Eliminations	(263)	(52)	(211)	* %
Total	$120,852	$111,424	$9,428	8.5%
* Calculation not meaningful

Gross Profit
	Three Months Ended March 31,
	2023	% of Net Sales	2022	% of Net Sales	$ Change	% Change
Gross profit by segment:
Debit and Credit	$38,184	37.4%	$32,230	35.0%	$5,954	18.5%
Prepaid Debit	4,910	25.7%	7,048	36.2%	(2,138)	(30.3)%
Total	$43,094	35.7%	$39,278	35.3%	$3,816	9.7%

Income from Operations
	Three Months Ended March 31,
	2023	% of Net Sales	2022	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
Debit and Credit	$30,026	29.4%	$24,110	26.2%	$5,916	24.5%
Prepaid Debit	3,677	19.2%	5,968	30.7%	(2,291)	(38.4)%
Other	(13,105)	* %	(12,097)	* %	(1,008)	8.3%
Total	$20,598	17.0%	$17,981	16.1%	$2,617	14.6%

EBITDA
	Three Months Ended March 31,
	2023	% of Net Sales	2022	% of Net Sales	$ Change	% Change
EBITDA by segment:
Debit and Credit	$32,192	31.6%	$26,094	28.4%	$6,098	23.4%
Prepaid Debit	4,301	22.5%	6,564	33.7%	(2,263)	(34.5)%
Other	(12,205)	* %	(11,463)	* %	(742)	6.5%
Total	$24,288	20.1%	$21,195	19.0%	$3,093	14.6%

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended March 31, 2023
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$30,026	$3,677	$(13,105)	$20,598
Depreciation and amortization	2,161	624	1,019	3,804
Other income (expenses)	5	—	(119)	(114)
EBITDA	$32,192	$4,301	$(12,205)	$24,288

	Three Months Ended March 31, 2022
	Debit and Credit	Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$24,110	$5,968	$(12,097)	$17,981
Depreciation and amortization	1,980	598	1,032	3,610
Other income (expenses)	4	(2)	(398)	(396)
EBITDA	$26,094	$6,564	$(11,463)	$21,195

		EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
EBITDA and Adjusted EBITDA:
Net income	$10,873	$6,002
Interest, net	6,781	7,865
Income tax expense	2,830	3,718
Depreciation and amortization	3,804	3,610
EBITDA	$24,288	$21,195

Adjustments to EBITDA:
Stock-based compensation expense	$541	$961
Sales tax expense (benefit) (1)	113	(12)
Loss on debt extinguishment (2)	119	395
Foreign currency gain	(5)	—
Subtotal of adjustments to EBITDA	$768	$1,344
Adjusted EBITDA	$25,056	$22,539
Net income margin (% of Net sales)	9.0%	5.4%
Net income growth (% Change 2023 vs. 2022)	81.2%
Adjusted EBITDA margin (% of Net sales)	20.7%	20.2%
Adjusted EBITDA growth (% Change 2023 vs. 2022)	11.2%

	Three Months Ended March 31,
	2023	2022
Free Cash Flow:
Cash provided by (used in) operating activities	$8,001	$(15,961)
Capital expenditures for plant, equipment and leasehold improvements	(4,145)	(3,154)
Free Cash Flow	$3,856	$(19,115)

(1)	Represents estimated sales tax expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties.
(2)	The Company redeemed a portion of the 8.625% Senior Secured Notes in the first quarters of 2023 and 2022 and expensed the associated portion of the unamortized deferred financing costs.

	Last Twelve Months Ended
	March 31,	December 31,
	2023	2022
Reconciliation of net income to LTM EBITDA and Adjusted EBITDA:
Net income	$41,411	$36,540
Interest, net	28,532	29,616
Income tax expense	11,719	12,607
Depreciation and amortization	15,080	14,886
EBITDA	$96,742	$93,649

Adjustments to EBITDA:
Stock-based compensation expense	$3,059	$3,479
Sales tax expense(1)	143	18
Loss on debt extinguishment (2)	198	474
Foreign currency loss	78	83
Subtotal of adjustments to EBITDA	$3,478	$4,054
LTM Adjusted EBITDA	$100,220	$97,703

	As of
	March 31,	December 31,
	2023	2022
Calculation of Net Leverage Ratio:
Senior Notes	$277,000	$285,000
ABL revolver	13,000	5,000
Finance lease obligations	12,040	10,697
Total debt	302,040	300,697
Less: Cash and cash equivalents	(14,157)	(11,037)
Total net debt (a)	$287,883	$289,660
LTM Adjusted EBITDA (b)	$100,220	$97,703
Net Leverage Ratio (a)/(b)	2.9	3.0